FOR FURTHER INFORMATION:

AT FIRST MERCURY FINANCIAL: Allison J. Roelofs Manager – Corporate Financial Reporting (248) 358-4010 aroelofs@firstmercury.com	AT FINANCIAL RELATIONS BOARD: Leslie Loyet Investor Inquiries (312) 640-6672 lloyet@frbir.com

FOR IMMEDIATE RELEASE
THURSDAY, SEPTEMBER 27, 2007

FIRST MERCURY FINANCIAL CORPORATION ANNOUNCES
COMPLETION OF $20.0 MILLION
TRUST PREFERRED SECURITIES OFFERING

SOUTHFIELD, MI – September 27, 2007 – First Mercury Financial Corporation (NYSE: FMR) (“First Mercury” or the “Company”) announced today that its wholly-owned trust subsidiary, First Mercury Capital Trust IV, has completed a private placement sale of $20.0 million of trust preferred securities with a fixed rate (8.25%) through December 15, 2012 and a floating rate (three month LIBOR plus a margin of 3.30%) thereafter until September 26, 2037. The trust preferred securities are redeemable at par at the Company’s option on or after December 15, 2012. The Company plans to use the proceeds to support its growth initiatives.

“Our ability to successfully complete this sale of trust preferred securities with attractive terms in today’s credit environment is a testament to the strength of our balance sheet and to our excellent operating history and future prospects,” said Richard Smith, chairman and chief executive officer.

The sale of the trust preferred securities was not registered under the Securities Act of 1933, as amended, and the trust preferred securities were only offered and sold under an applicable exemption from registration requirements under the Securities Act of 1933. Keefe, Bruyette & Woods, Inc., and FTN Financial Capital Markets served as the placement agents for the trust preferred securities.

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First Mercury Financial Corporation

About First Mercury Financial Corporation

First Mercury Financial Corporation markets and underwrites specialty commercial insurance products, focusing on niche and underserved segments where the company has underwriting expertise and other competitive advantages.  During the company’s 34 years of underwriting risks, First Mercury has established CoverX® as a recognized brand among insurance agents and brokers. As primarily an excess and surplus (E&S) lines underwriter, First Mercury has developed the underwriting expertise and cost-efficient infrastructure which has enabled it to effectively underwrite such risks.

Safe Harbor Statement

This release contains forward-looking statements that relate to future periods and includes statements regarding our anticipated performance. Generally, the words “anticipates,” “believes,” “expects,” “intends,” “estimates,” “projects,” “plans” and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: our ability to maintain or the lowering or loss of one of our financial or claims-paying ratings; our actual incurred losses exceeding our loss and loss adjustment expense reserves; the failure of reinsurers to meet their obligations; our inability to obtain reinsurance coverage at reasonable prices; the failure of any loss limitations or exclusions or changes in claims or coverage; our lack of long-term operating history in certain specialty classes of insurance; our ability to acquire and retain additional underwriting expertise and capacity; the concentration of our insurance business in relatively few specialty classes; competition risk; fluctuations and uncertainty within the excess and surplus lines insurance industry; the extensive regulations to which our business is subject and our failure to comply with these regulations; our ability to maintain our risk-based capital at levels required by regulatory authorities; our inability to realize our investment objectives; and the risks identified in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ.

For more information on the company, please visit the company’s website at www.firstmercury.com